Exhibit 10.3

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Transition Agreement”) is made by and between James Moniz (“Executive”) and Intevac, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company;

WHEREAS, Executive signed an offer letter with the Company (the “Offer Letter”) on October 29, 2014;

WHEREAS, Executive signed a Change in Control Agreement with the Company (the “Change in Control Agreement”) on October 29, 2014;

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company (the “Confidentiality Agreement”);

WHEREAS, Executive was granted the stock options to purchase shares of the Company’s common stock indicated in Schedule 1 hereto (each such grant, an “Option” and together, the “Options”) as of the dates indicated in Schedule 1 hereto, each subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) or the Company’s 2020 Equity Incentive Plan (the “2020 Plan” and together with the 2012 Plan, the “Plans” and each, a “Plan”) and the terms and conditions of a stock option agreement related to the award;

WHEREAS, Executive was granted the awards of restricted stock units (including performance-based restricted stock units) indicated in Schedule 1 hereto (each such award, an “RSU Award” and together, the “RSU Awards”) as of the dates indicated in Schedule 1 hereto, each subject to the terms and conditions of the applicable Plan and the terms and conditions of a restricted stock unit agreement related to the award (collectively with the Plans and the stock option agreements, the “Stock Agreements”);

WHEREAS, Executive will resign from Executive’s position with the Company as of August 4, 2023 due to Executive’s retirement (the “Resignation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration. In consideration of Executive’s execution of this Transition Agreement and Executive’s fulfillment of all terms and conditions, the Parties agree as follows:

a. Pre-Resignation Services. Between the date Executive receives a copy of this Transition Agreement and the Resignation Date, Executive will assist the Company in transitioning Executive’s duties to other Company personnel, as requested by the Company, and in the Company’s sole discretion. Throughout this period, Executive will continue to receive Executive’s base salary and all other benefits Executive was entitled to receive prior to this period, in accordance with the Company’s regular payroll and benefits administration practices.

b. Separation Consideration. In consideration of Executive’s execution of the Supplemental Release as set forth below, and Executive’s fulfillment of its terms and conditions, and provided that Executive does not revoke the Supplemental Release, the Company agrees as follows (the “Separation Consideration”):

i. Restricted Stock Unit Acceleration of Vesting. The vesting of the RSU Award granted to Executive on May 15, 2020 (the “2020 RSU Award”) will accelerate as of the Supplemental Release Effective Date as to 8,875 restricted stock units subject to the 2020 RSU Award, the vesting of the RSU Award granted to Executive on May 20, 2021 (the “2021 RSU Award”) will accelerate as of the Supplemental Release Effective Date as to 7,826 restricted stock units subject to the 2021 RSU Award, and the vesting of the RSU Award granted to Executive on May 18, 2022 (the “2022 RSU Award”) will accelerate as of the Supplemental Release Effective Date as to 14,600 restricted stock units subject to the 2022 RSU Award, which in each case is the number of restricted stock units that would have vested under such RSU Awards had Executive remained employed by the Company through May 15, 2024 (and assuming, for this purpose, that no change in control of the Company occurred in the interim) (collectively, such vesting acceleration, the “Acceleration Provisions”). This Transition Agreement acts as an amendment to the restricted stock unit agreements governing the 2020 RSU Award, the 2021 RSU Award, and the 2022 RSU Award, which RSU Awards shall otherwise continue to be governed by the terms and conditions of the applicable Stock Agreements, as modified in this paragraph.

c. Acknowledgement. Executive acknowledges that without this Transition Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1. Executive further acknowledges that Executive is not entitled to any additional consideration under any other agreements, including but not limited to the Offer Letter and Change in Control Agreement.

2. Benefits. Executive’s health insurance benefits shall cease on August 31, 2023, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, if any, ceased as of the Resignation Date.

3. Equity. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of the outstanding Options, or that Executive has vested in pursuant to the RSU Awards, Executive will be considered to have vested only up to the Resignation Date. Executive acknowledges that as of the Resignation Date, Executive will have vested in the number of shares subject to the Options as listed on Schedule 1 hereto and that all unvested portions of such Options will forfeit as of the Resignation Date. Executive further acknowledges that as of the Resignation Date, and assuming (and inclusive of) the application of the Acceleration Provisions, Executive will have vested in the number of restricted stock units subject to the RSU Awards listed on Schedule 1 hereto and all unvested RSU Awards will forfeit as of the Resignation Date. Executive acknowledges that Executive will not be entitled to vest in any Options or RSU Awards, including performance-based RSU Awards, after the Resignation Date. The exercise of Executive’s vested Options, the shares purchased thereunder, and Executive’s RSU Awards shall continue to be governed by the terms and conditions of the applicable Stock Agreements. If this Transition Agreement does not become effective and irrevocable within the timeframe provided for herein, any restricted stock units subject to the 2020 RSU Award, the 2021 RSU Award, and the 2022 RSU Award that would have, but for the failure of this Transition Agreement to timely become effective and irrevocable, accelerated pursuant to the Acceleration Provisions, will immediately forfeit upon the first date and time on which this Transition Agreement no longer can become timely effective and irrevocable.

4. Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Transition Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Transition Agreement, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal; state; or municipal statute; including; but not limited to; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Immigration Reform and Control Act; the California Family Rights Act; the California Labor Code; and the California Workers’ Compensation Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Transition Agreement; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Transition Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Executive may have to unemployment compensation benefits or workers’ compensation benefits. Nor does this release extend to Executive’s right to bring claims for indemnification, which Executive retains. Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6. Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

7. No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8. Application for Employment. Executive understands and agrees that, as a condition of this Transition Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

9. Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Transition Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive remains bound by all other continuing obligations under the Confidentiality Agreement, including Executive’s confidentiality obligations thereof. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive will return, no later than the Resignation Date, all documents and other items provided to Executive by the Company (with the exception of personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.

10. Cooperation. Subject to the Protected Activity Not Prohibited section, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3)

business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

In addition, and further subject to the Protected Activity Not Prohibited section, Executive agrees to cooperate with the Company in connection with ongoing litigation at the Company’s request. In the event that Executive’s cooperation is sought, the Company agrees to compensate Executive for Executive’s participation at a $350 per hour per diem rate, as agreed by the Parties in advance.

11. Protected Activity Not Prohibited. Executive understands that nothing in this Transition Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Transition Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Transition Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Transition Agreement shall be interpreted to impair or limit Executive’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the Company’s other current or former Executives, to the extent such activities are protected by Section 7 of the NLRA.

12. Mutual Non-Disparagement. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from making any disparaging statements about Executive. Executive understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of its Board of Directors and, in each case, only for so long as such individual remains an officer or director of the Company. Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its reasonable good faith efforts to provide only the Executive’s last position and dates of employment.

13. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Transition Agreement, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Transition Agreement and to obtain damages, except as provided by law.

14. No Admission of Liability. Executive understands and acknowledges that with respect to the claims released herein, this Transition Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Transition Agreement. No action taken by the Company hereto, either previously or in connection with this Transition Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

15. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Transition Agreement.

16. ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS TRANSITION AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY

PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY CLAIMS EXECUTIVE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN THE COUNTY WHERE EXECUTIVE PROVIDED SERVICES TO THE COMPANY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS TRANSITION AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

17. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Transition Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Transition Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

18. Section 409A. It is intended that this Transition Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) so that none of the benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Transition Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Any restricted stock units that vest under Section 1 of this Transition Agreement will be paid within sixty (60) days following the vesting date, and in all cases no later than March 15, 2024. The Company and Executive will work together in good faith to consider either (i) amendments to this Transition Agreement; or (ii) revisions to this Transition Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees have any obligation to reimburse or indemnify Executive or any other person for any taxes or costs that may be imposed on Executive or any other person as a result of Section 409A. In no event will Executive have discretion to determine the taxable year of payment of any separation-related benefits.

19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Transition Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Transition Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Transition Agreement shall continue in full force and effect without said provision or portion of provision.

21. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Transition Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

22. Entire Agreement. This Transition Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Transition Agreement and Executive’s employment with and resignation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Transition Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements (if applicable), except as otherwise modified or superseded herein.

23. No Oral Modification. This Transition Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

24. Governing Law; Venue. This Transition Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

25. Effective Date. Executive understands that this Transition Agreement shall be null and void if not executed by Executive within five (5) business days. This Transition Agreement will become effective on the date it has been signed by both Parties (the “Transition Agreement Effective Date”). In the event Executive signs this Transition Agreement and returns it to the Company in less than the five (5) business day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Transition Agreement.

26. Counterparts. This Transition Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Transition Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

27. Voluntary Execution of Transition Agreement. Executive understands and agrees that Executive executed this Transition Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a) Executive has read this Transition Agreement;

(b) Executive has a right to consult with counsel regarding this Transition Agreement and has been represented in the preparation, negotiation, and execution of this Transition Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

(c) Executive understands the terms and consequences of this Transition Agreement and of the releases it contains;

(d) Executive is fully aware of the legal and binding effect of this Transition Agreement; and

(e) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Transition Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Transition Agreement on the respective dates set forth below.

JAMES MONIZ, AN INDIVIDUAL

Dated: August 2, 2023	/s/ James Moniz`
James Moniz

INTEVAC, INC.

Dated: August 2, 2023	By	/s/ Nigel Hunton
Nigel Hunton
President and Chief Executive Officer

Schedule 1

EXECUTIVE’S OPTIONS AND RSUs AS OF THE RESIGNATION DATE*

EXECUTIVE’S OPTIONS

Date of Grant	Plan Under Which Option Was Granted	Number of Shares Granted under Option	Number of Shares Vested as of Resignation Date	Number of Shares Unvested as of Resignation Date*
May 18, 2017	2012 Equity Incentive Plan	28,000	28,000	0
May 17, 2018	2012 Equity Incentive Plan	30,000	30,000	0
May 16, 2019	2012 Equity Incentive Plan	40,000	40,000	0

	Total:	98,000	98,000

EXECUTIVE’S RSUs (TIME-BASED)

Date of Grant	Plan Under Which RSU Award Was Granted	Number of Shares Granted	Number of Shares Vested as of Resignation Date		Number of Shares Unvested as of Resignation Date*
May 15, 2020	2020 Equity Incentive Plan	35,502	35,502	**	0
May 20, 2021	2020 Equity Incentive Plan	31,304	23,478	**	7,826
May 18, 2022	2020 Equity Incentive Plan	43,800	29,200	**	14,600

	Total:	110,606	88,180		22,426

EXECUTIVE’S RSUs (PERFORMANCE-BASED)

Date of Grant	Plan Under Which RSU Award (Performance-Based) Was Granted	Number of Shares Granted	Number of Shares Vested as of Resignation Date	Number of share previously forfeited	Number of Shares Unvested as of Resignation Date *
May 15, 2020	2020 Equity Incentive Plan	11,834 at target (23,668 at max performance)	5,918	2,959	2,957 at target (5,914 at max performance)
May 18, 2022	2020 Equity Incentive Plan	93,000 at target (186,000 at max performance)	46,500		46,500 at target (139,500 at max performance)

	Total:	104,834 at target (209,668 at maximum performance)	52,418	2,959	49,457 at target (145,414 at maximum performance)

*

Will forfeit on the Resignation Date. For purposes of clarity regarding performance-based RSU Awards, all shares subject to the performance-based RSU Awards for which performance has not been satisfied or which are otherwise unvested will forfeit on the Resignation Date.

**

Assumes application of the Acceleration Provisions. If restricted stock units do not accelerate pursuant to the Acceleration Provisions, then (x) 26,627 restricted stock units granted pursuant to the 2020 RSU Award will have vested as of the Resignation Date, (y) 15,652 restricted stock units granted pursuant to the 2021 RSU Award will have vested as of the Resignation Date, and (z) 14,600 restricted stock units granted pursuant to the 2022 RSU Award will have vested as of the Resignation Date.

EXHIBIT A OF TRANSITION AGREEMENT

SUPPLEMENTAL RELEASE

This Supplemental Release (the “Supplemental Release”) is made by and between James Moniz (“Executive”) and Intevac, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Terms not defined herein have the meaning ascribed to them in the Transition Agreement.

1. Consideration. In consideration for the Company’s payment of the Separation Consideration set forth in Section 1.b. of the Transition Agreement and Release signed between Executive and the Company in or around August 4, 2023 (the “Transition Agreement”), Executive hereby extends Executive’s release and waiver of claims to any claims that have arisen between the Transition Agreement Effective Date (as such term is defined in the Transition Agreement) and the Supplemental Release Effective Date, as defined below.

2. Incorporation of Terms of Transition Agreement. The Parties further acknowledge that the terms of the Transition Agreement, including, but not limited to, the sections entitled, Consideration, Benefits, Equity, Payment of Salary and Receipt of All Benefits, Release of Claims, No Pending or Future Lawsuits, Confidentiality, Trade Secrets and Confidential Information/Company Property, Cooperation, Protected Activity Not Prohibited, Mutual Non-Disparagement, Breach, No Admission of Liability, Arbitration, Authority, and Governing Law; Venue shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release.

3. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Supplemental Release Effective Date. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Supplemental Release; (b) Executive has had twenty-one (21) days within which to consider this Supplemental Release; (c) Executive has seven (7) days following Executive’s execution of this Supplemental Release to revoke it; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Executive acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Supplemental Release Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

4. Effective Date. Executive understands that this Supplemental Release shall be null and void if not executed by Executive, and returned to the Company, within ten (10) calendar days following the Resignation Date. Executive has seven (7) days after signing this Supplemental Release to revoke it. Executive acknowledges and agrees that Executive cannot execute this Supplemental Release before the date that Executive’s service with the Company terminates. This Supplemental Release will become effective on the eighth (8th) day after Executive signs it, so long as it has been signed by the Parties and has not been revoked before that date (the “Supplemental Release Effective Date”).

5. Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Supplemental Release voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Supplemental Release; (b) Executive a right to consult with an attorney regarding this Supplemental Release and has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (c) Executive understands the terms and consequences of this Supplemental Release and of the releases it contains; (d) Executive is fully aware of the legal and binding effect of this Supplemental Release; and (e) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Supplemental Release.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

JAMES MONIZ, AN INDIVIDUAL

Dated: August 2, 2023	/s/ James Moniz
James Moniz

INTEVAC, INC.

Dated: August 2, 2023	By	Nigel Hunton
Nigel Hunton
President and Chief Executive Officer